Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Windtree Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	27,668,106 (3)	$10.82	$299,368,906.90	0.00014760	$44,186.86
Fees Previously Paid	⸺	⸺	⸺	⸺	⸺	⸺		⸺
Carry Forward Securities
Carry Forward Securities	⸺	⸺	⸺	⸺		⸺			⸺	⸺	⸺	⸺
	Total Offering Amounts					$299,368,906.90		$44,186.86
	Total Fees Previously Paid							⸺
	Total Fee Offsets							$1,180.80
	Net Fee Due							$43,006.06

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of shares of common stock, par value $0.001 per share (“Common Stock”), of Windtree Therapeutics, Inc. (the “Registrant”) that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock on the Nasdaq Capital Market on August 15, 2024. This calculation is in accordance with Rule 457(c) of the Securities Act.

(3)

Represents the resale of 27,668,106 shares of Common Stock, consisting of (i) 16,331,331 shares of Common Stock issuable upon the conversion of the Registrant’s Series C Convertible Preferred Stock, par value $0.001 per share, and (ii) 11,336,775 shares of Common Stock issuable upon exercise of certain of the Registrant’s warrants, which were sold pursuant to (i) the Securities Purchase Agreement, dated as of July 18, 2024, and (ii) the Securities Purchase Agreement, dated as of July 26, 2024, in each case, by and among the Registrant and such investors named therein.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Windtree Therapeutics, Inc.	S-1	333-279241	May 9, 2024		$1,180.80	Equity	Common Stock, par value $0.001 per share	N/A	$8,000,000
Fee Offset Sources	Windtree Therapeutics, Inc.	S-1	333-279241		May 9, 2024						1,180.80

(1)

The Registrant previously paid $1,180.80 in registration fees with respect to the registration statement on Form S-1 (No. 333-279241) filed on May 9, 2024 (the “Prior Registration Statement”), which registered up to $8,000,000 of the Registrant’s Common Stock. The Registrant withdrew the Prior Registration Statement by filing a Form RW on July 25, 2024. The Prior Registration Statement was not declared effective and no securities were sold thereunder. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $1,180.80, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this Registration Statement.